                                                                       EXHIBIT 1

                              CELLSTAR CORPORATION

                                      and

                          MELLON INVESTOR SERVICES LLC

                                  Rights Agent



                  First Amended and Restated Rights Agreement

                         Dated as of February 11, 2002

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                               TABLE OF CONTENTS

Section                                                                                                      Page
Section 1.     Certain Definitions ........................................................................     1

Section 2.     Appointment of Rights Agent ................................................................     5

Section 3.     Issuance of Rights Certificates ............................................................     5
         (a)   Distribution Date; Rights Certificates .....................................................     5
         (b)   Common Stock Certificates; Summary of Rights ...............................................     6
         (c)   Legend .....................................................................................     6

Section 4.     Form of Rights Certificates ................................................................     7
         (a)   Form; Date .................................................................................     7
         (b)   Acquiring Person Legend ....................................................................     7

Section 5.     Countersignature and Registration ..........................................................     7
         (a)   Signatures .................................................................................     7
         (b)   Registration and Transfer ..................................................................     8

Section 6.     Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed,
               Lost or Stolen Rights Certificates .........................................................     8
         (a)   Procedure ..................................................................................     8
         (b)   Issuance of New Rights Certificates ........................................................     8

Section 7.     Exercise of Rights; Purchase Price; Expiration Date of Rights ..............................     9
         (a)   Exercise ...................................................................................     9
         (b)   Purchase Price .............................................................................     9
         (c)   Rights Agent Actions .......................................................................     9
         (d)   Partial Exercise ...........................................................................     9
         (e)   Termination of Acquiring Person's Rights ...................................................    10
         (f)   Surrender of Rights Certificates; Identity of Beneficial Owner .............................    10

Section 8.     Cancellation and Destruction of Rights Certificates ........................................    10

Section 9.     Reservation and Availability of Capital Stock ..............................................    10
         (a)   Reservation of Capital Stock ...............................................................    10
         (b)   Listing ....................................................................................    11
         (c)   Registration under the Act .................................................................    11
         (d)   Covenant Regarding Capital Stock ...........................................................    11
         (e)   Transfer Taxes and Charges .................................................................    11

Section 10.    Preferred Stock Record Date ................................................................    12

Section 11.    Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights ................    12
         (a)   Certain Adjustments ........................................................................    12
         (b)   Purchase Price Adjustment -- Capital Stock .................................................    15
         (c)   Purchase Price Adjustment -- Cash, Assets, etc. ............................................    15
         (d)   Current Market Price .......................................................................    16

                                      (i)

         (e)   Purchase Price Adjustment Threshold ........................................................    17
         (f)   Equivalent Adjustments .....................................................................    17
         (g)   Post-Adjustment Rights Issuances ...........................................................    17
         (h)   Preferred Stock Anti-Dilution ..............................................................    17
         (i)   Adjustment of Number of Rights .............................................................    17
         (j)   Rights Certificates ........................................................................    18
         (k)   Adjustment Below Par Value .................................................................    18
         (l)   Adjustment Effective as of Future Date; Exercise ...........................................    18
         (m)   Tax Adjustments ............................................................................    18
         (n)   Restriction on Certain Transactions ........................................................    19
         (o)   Restriction Against Diminishing Benefits of the Rights .....................................    19
         (p)   Common Stock Adjustments ...................................................................    19

Section 12.    Certificate of Adjusted Purchase Price or Number of Shares .................................    19

Section 13.    Consolidation, Merger or Sale or Transfer of Assets or Earning Power .......................    20
         (a)   Flip-over Event ............................................................................    20
         (b)   Principal Party ............................................................................    20
         (c)   Supplemental Agreement .....................................................................    21
         (d)   Exceptions .................................................................................    21

Section 14.    Fractional Rights and Fractional Shares ....................................................    22
         (a)   Fractional Rights ..........................................................................    22
         (b)   Fractional Shares of Preferred Stock .......................................................    22
         (c)   Fractional Shares of Common Stock ..........................................................    22
         (d)   Waiver of Fractional Rights and Shares .....................................................    23

Section 15.    Rights of Action ...........................................................................    23

Section 16.    Agreement of Rights Holders ................................................................    23

Section 17.    Rights Certificate Holder Not Deemed a Stockholder .........................................    24

Section 18.    Concerning the Rights Agent ................................................................    24
         (a)   Compensation ...............................................................................    24
         (b)   Reliance ...................................................................................    24

Section 19.    Merger or Consolidation or Change of Name of Rights Agent ..................................    24
         (a)   Successor ..................................................................................    24
         (b)   Prior Countersignatures ....................................................................    25

Section 20.    Duties of Rights Agent .....................................................................    25
         (a)   Legal Counsel ..............................................................................    25
         (b)   Certification by the Company ...............................................................    25
         (c)   Liability for Negligence, etc. .............................................................    25
         (d)   Statements of Fact or Recitals .............................................................    25
         (e)   Agreement; Adjustments .....................................................................    25
         (f)   Further Assurances .........................................................................    26
         (g)   Instructions ...............................................................................    26
         (h)   Dealing in Rights ..........................................................................    26

                                      (ii)

         (i)   Agents; Reasonable Care ....................................................................    26
         (j)   Expenses; Repayment Assurances .............................................................    26
         (k)   Exercise of Rights; Consultation with Company ..............................................    27

Section 21.    Change of Rights Agent .....................................................................    27

Section 22.    Issuance of New Rights Certificates ........................................................    27

Section 23.    Redemption and Termination .................................................................    28
         (a)   Redemption .................................................................................    28
         (b)   Effect of Redemption; Procedure ............................................................    28

Section 24.    Exchange ...................................................................................    28
         (a)   Right to Exchange ..........................................................................    28
         (b)   Effect of Exchange; Procedure ..............................................................    28
         (c)   Common Stock Equivalents ...................................................................    29
         (d)   Insufficient Common Stock ..................................................................    29
         (e)   Fractional Shares ..........................................................................    29

Section 25.    Notice of Certain Events ...................................................................    29
         (a)   Preferred Stock Transactions, etc. .........................................................    29
         (b)   Other Transactions .........................................................................    30

Section 26.    Notices ....................................................................................    30

Section 27.    Supplements and Amendments .................................................................    31

Section 28.    Successors .................................................................................    31

Section 29.    Determinations and Actions by the Board of Directors, etc ..................................    31

Section 30.    Benefits of this Agreement .................................................................    31

Section 31.    Severability ...............................................................................    32

Section 32.    Governing Law ..............................................................................    32

Section 33.    Counterparts ...............................................................................    32

Section 34.    Descriptive Headings .......................................................................    32


Exhibit 1      Certificate of Designation, Preferences and Rights of Series A Preferred Stock .............    34
Exhibit 2      Form of Rights Certificate .................................................................    41
Exhibit 3      Letter to Stockholders .....................................................................    48
Exhibit 4      Press Release ..............................................................................    52

                                     (iii)

                   FIRST AMENDED AND RESTATED RIGHTS AGREEMENT

         This FIRST AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of February 11, 2002, is made between CellStar Corporation, a Delaware corporation (the "Company"), and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), a New Jersey limited liability company, as rights agent (the "Rights Agent").

                                    RECITALS

         On December 30, 1996 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each share of Common Stock (as hereinafter defined) of the Company outstanding at the close of business on January 9, 1997 (the "Record Date"), and has authorized the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of Section 11(p) for each share of Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date, each Right initially representing the right to purchase one one-thousandth of a share of Series A Preferred Stock of the Company having the rights, powers and preferences set forth in the form of Certificate of Designation, Preferences and Rights attached hereto as Exhibit 1, upon the terms and subject to the conditions hereinafter set forth (the "Rights").

         In June 1997, the Company effected a three-for-two Common Stock split in the form of a stock dividend. In June 1998, the Company effected a two-for-one Common Stock split in the form of a stock dividend. In February 2002, the Company effected a one-for-five reverse split of Common Stock. As a result of such stock splits, each share of Common Stock currently carries with it five-thirds of a Right, subject to further adjustment pursuant to the provisions of Section 11(p).

         The Company and the Rights Agent entered into that certain Rights Agreement, dated as of December 30, 1996, as amended from time to time (as so amended, the "Rights Agreement"). The Company and the Rights Agent hereby amend and restate the Rights Agreement pursuant to Section 27 of the Rights Agreement.

                                    AGREEMENT

         In consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

             (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (iv) any Exempt Person, or (v) any Person who becomes an Acquiring Person solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company, unless and until such Person shall purchase or otherwise become (as a result of actions taken by such Person or its Affiliates or Associates) the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock. Notwithstanding the foregoing, if (i) the Board determines in good faith that a Person who would otherwise be an Acquiring

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Person, as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an Acquiring Person, or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, and (ii) such Person divests as promptly as practicable, as determined by the Board, a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to be or to have become an Acquiring Person for any purposes of this Agreement.

         (b) "Act" shall mean the Securities Act of 1933, as amended and in effect from time to time.

         (c) "Adjustment Shares" shall have the meaning set forth in Section 11(a)(ii)

         (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         (e) "Agreement" shall mean this First Amended and Restated Rights Agreement as originally executed or as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

         (f) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own" and have "Beneficial Ownership" of, any securities:

             (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not, for purposes of this paragraph (i), be deemed the "Beneficial Owner" of or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to
Section 3(a) or Section 22 (the "Original Rights") or pursuant to Section 11(i) in connection with an adjustment made with respect to any Original Rights;

             (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on a
Schedule 13D under the Exchange Act (or any comparable or successor report); or

                 (iii) which are "beneficially owned," directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (f)) or disposing of any voting securities of the Company;

provided, however, that nothing in this paragraph (f) shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of or to "beneficially own," any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) calendar days after the date of such acquisition.

             (g) "Board" means the Board of Directors of the Company.

             (h) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Texas or the State of New Jersey are authorized or obligated by law or executive order to close.

             (i) "Close of Business" on any given date shall mean 5:00 P.M, Dallas, Texas time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Dallas, Texas , on the next succeeding Business Day.

             (j) "Common Stock" when used in reference to the Company, shall mean the common stock, par value $0.01 per share, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

             (k) "Common Stock Equivalents" shall have the meaning set forth in
Section 11(a)(iii).

             (l) "Company" shall mean the Person named as the "Company" in the first paragraph of this Agreement until a successor corporation shall have become such, or until a Principal Party shall assume, and thereafter be liable for, all obligations and duties of the Company hereunder, pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor corporation or Principal Party.

             (m) "Current Market Price" shall have the meaning set forth in
Section 11(d).

             (n) "Current Value" shall have the meaning set forth in Section 11(a)(iii).

             (o) "Distribution Date" shall have the meaning set forth in Section 3(a).

             (p) "Equivalent Preferred Stock" shall have the meaning set forth in Section 11(b).

             (q) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement.

             (r) "Exchange Number" shall mean one-half of the number of shares of Common Stock, one-thousandths of a share of Preferred Stock, or shares or other units of other property for which a Right is exercisable immediately prior to the time of the action of the Board to exchange the Rights.

             (s) "Exempt Person" shall mean (i) Alan H. Goldfield and his Affiliates and Associates and (ii) any Person who or which becomes the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding as the result of such Person's acquisition from the Company of the Company's securities, and any shares of Common Stock issuable upon conversion or exercise thereof, in exchange for the Company's 5% Convertible Subordinated Notes due 2002 held by such Person, unless and until such Person or Persons named in clauses (i) or (ii) of this Section 1(s), while a Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, shall become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock.

             (t) "Expiration Date" shall have the meaning set forth in Section 7(a).

             (u) "Final Expiration Date" shall mean the Close of Business on January 9, 2007.

             (v) "Flip-in Event" shall mean any event described in Section 11(a)(ii) (A) or (B).

             (w)  "Flip-in Trigger Date" shall have the meaning set forth in
Section 11(a)(iii).

             (x)  "Flip-over Event" shall mean any event described in clauses
(x), (y) or (z) of Section 13(a).

             (y) "Original Rights" shall have the meaning set forth in Section 1(f)(i).

             (z) "Person" shall mean any individual, firm, corporation, partnership or other entity.

             (aa) "Preferred Stock" shall mean shares of Preferred Stock, Series A, par value $0.01, of the Company, and, to the extent that there is not a sufficient number of shares of Series A Preferred Stock authorized to permit the full exercise of the Rights, any other series of Preferred Stock, par value $0.01, of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Preferred Stock.

             (bb) "Principal Party" shall have the meaning set forth in Section 13(b).

             (cc) "Purchase Price" shall have the meaning set forth in Section 4(a).

             (dd) "Record Date" shall have the meaning set forth in the Recitals at the beginning of the Agreement.

             (ee) "Redemption Date" shall have the meaning set forth in Section 23(a).

             (ff) "Redemption Price" shall have the meaning set forth in Section 23(a).

             (gg) "Rights" shall have the meaning set forth in the Recitals at the beginning of the Agreement.

             (hh) "Rights Agent" shall mean the Person named as the "Rights Agent" in the first paragraph of this Agreement until a successor Rights Agent shall have become such pursuant to the applicable provisions hereof and thereafter "Rights Agent" shall mean such successor Rights Agent. If at any time there is more than one Person appointed by the Company as Rights Agent pursuant to the applicable provisions of this Agreement, "Rights Agent" shall mean and include each such Person.

             (ii) "Rights Agreement" shall have the meaning set forth in the Recitals at the beginning of the Agreement.

             (jj) "Rights Certificates" shall have the meaning set forth in
Section 3(a).

             (kk) "Rights Dividend Declaration Date" shall have the meaning set forth in the Recitals at the beginning of the Agreement.

             (ll) "Spread" shall have the meaning set forth in Section
11(a)(iii).

             (mm) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

             (nn) "Subsidiary" shall mean, with reference to any Person, any corporation or other entity of which a majority of the voting power of equity securities or majority of the equity interest is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

             (oo) "Substitution Period" shall have the meaning set forth in
Section 11(a)(iii).

             (pp) "Trading Day" shall have the meaning set forth in Section 11(d)(i).

             (qq) "Triggering Event" shall mean any Flip-in Event or any Flip-over Event.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

         Section 3.   Issuance of Rights Certificates.

             (a) Distribution Date; Rights Certificates. Until the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date (or, if the tenth Business Day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), or
(ii) the Close of Business on the tenth Business Day (or such later date as the Board shall determine prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company, except pursuant to the provisions of Section 23. As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit 2 hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

                  (b) Common Stock Certificates; Summary of Rights. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates will be evidenced by such certificates alone and the registered holders of such Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock. On the Record Date, or as soon as practicable thereafter, the Company sent a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form of
Exhibit 3 hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of shares of Common Stock as of the close of business of the Record Date, at the address of such holder shown on the records of the Company.

                  (c) Legend. Rights shall be issued in respect of all certificates for shares of Common Stock which are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earliest of the (i) Distribution Date, (ii) the Expiration Date, or (iii) the Redemption Date, or, in certain circumstances provided in Section 22 after the Distribution Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear a legend substantially as follows:

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the First Amended and Restated Rights Agreement, dated as of February 11, 2002 (the "Rights Agreement"), by and between CellStar Corporation (the "Company") and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), a new Jersey limited liability company, as Rights Agent (the "Rights Agent"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the earliest of (i) the Distribution Date, (ii) the Expiration Date, or (iii) the Redemption Date, (x) the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, (y) the registered holders of such Common Stock shall also be the registered holders of the associated Rights, and (z) the transfer of any of such certificates shall also constitute the transfer of the Rights associated with such shares of Common Stock. In the event that the Company purchases, or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any rights associated with such shares of Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with shares of Common Stock which are no longer outstanding.

         Section 4.   Form of Rights Certificates.

                 (a) Form; Date. The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit 2 hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate, which do not affect the rights, duties obligations or responsibilities of the Rights Agent as set forth in this Agreement and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or any securities association on whose interdealer quotation system the Rights may be from time to time authorized for quotation, or to conform to usage. Subject to the provisions of Section 11 and Section 22, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandth of a share is referred to herein as the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

                 (b) Acquiring Person Legend. Any Rights Certificate issued pursuant to Section 3(a) or Section 22 that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person,
(ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) and any Rights Certificate issued pursuant to Section 6, Section 11 or Section 22 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) a legend substantially as follows:

         The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the First Amended and Restated Rights Agreement, dated as of February 11, 2002 (the "Rights Agreement"), by and between CellStar Corporation and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), a new Jersey limited liability company, as Rights Agent). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

         Section 5.   Countersignature and Registration.

                 (a) Signatures. The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested to by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

                 (b) Registration and Transfer. Following the Distribution Date and receipt by the Rights Agent of all relevant information and documents, the Rights Agent will keep or cause to be kept, at its office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

         Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

                 (a)  Procedure. Subject to the provisions of Section 4(b),
Section 7(e) and Section 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon, the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. The Rights Agent shall have no duty or obligation under this Section unless and until it is satisfied that all such taxes and/or governmental charges have been paid.

                 (b) Issuance of New Rights Certificates. Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

         Section 7.   Exercise of Rights; Purchase Price; Expiration Date of
Rights.

                 (a) Exercise. Subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii), Section 23(a), and
Section 24(b) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable and an amount equal to any applicable tax or governmental charge, at or prior to the earliest of (i) the Final Expiration Date, (ii) the Redemption Date, or (iii) the expiration of the Rights pursuant to Section 13(d) (the earliest of (i), (ii) and (iii) being herein referred to as the "Expiration Date"). The payment of the Purchase Price and the applicable tax or governmental charge, if any (as such amount may be reduced pursuant to Section 11(a)(iii), may be made (x) in cash, (y) by certified check, cashier's check or money order payable to the order of the Company, or (z) by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of shares of Common Stock equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 11(d) per share of Common Stock on the Trading Day immediately preceding the date of such exercise. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement. The Company reserves the right to require prior to the occurrence of a Triggering Event that upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

                 (b) Purchase Price. The Purchase Price for each one one-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $80.00, and shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) and shall be payable in accordance with paragraph (a) of this Section 7.

                 (c) Rights Agent Actions. Upon receipt of a Rights Certificate representing exercisable Rights and the compliance by the holder of such Rights Certificate with paragraph (a) of this Section 7, the Rights Agent shall, subject to Section 20(k), thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14, (iii) after receipt thereof, deliver such certificates or depositary receipts to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate.

                 (d) Partial Exercise. In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 6 and Section 14.

                 (e) Termination of Acquiring Person's Rights. Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-in Event, any Rights beneficially owned by (i) an Acquiring Person, or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after such Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of an agreement, plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall notify the Rights Agent when this Section 7(e) applies and shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights Certificates or other Person as a result of the Company's failure to make any determinations with respect to an Acquiring Person or any of its respective Affiliates, Associates or transferees hereunder.

                 (f) Surrender of Rights Certificates; Identity of Beneficial Owner. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

         Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9.   Reservation and Availability of Capital Stock.

                 (a) Reservation of Capital Stock. The Company will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares of Common Stock held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement, including the rights of the Company under Section 11(a)(iii) to otherwise fulfill its obligations, will be sufficient to permit the exercise in full of all outstanding Rights.

                 (b) Listing. So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any stock exchange or authorized for quotation on any interdealer quotation system of any securities association, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or quoted on such system upon official notice of issuance upon such exercise.

                 (c) Registration under the Act. The Company will use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Flip-in Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement on an appropriate form under the Act with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) calendar days after the date set forth in clause (i) of the first sentence of this
Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall promptly notify the Rights Agent thereof and issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective (in each case with prompt notice thereof to the Rights Agent). Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

                 (d) Covenant Regarding Capital Stock. The Company will take all such action as may be necessary to ensure that all one one-thousandths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

                 (e) Transfer Taxes and Charges. The Company will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than, that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or charge is due.

         Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated as of, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                 (a)  Certain Adjustments.

                      (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide or split the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the aggregate adjusted Purchase Price then in effect necessary to exercise a Right in full, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock (or other capital stock, as the case may be) transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) the adjustment provided for in this
         Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                      (ii)  In the event:

                                    (A) (1) any Acquiring Person or any
                  Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Stock of the Company shall remain outstanding and unchanged, or (2) subject to Section 23, any Person shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a Flip-over Event, or is an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by the Board, prior to the public announcement of such tender offer or exchange offer, after receiving advice from one or more investment banking firms selected by the Board, to be (a) at a price which is fair to the stockholders of the Company (taking into account all factors which the Board deems relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its stockholders, other than such Acquiring Person, its Affiliates and its Associates; or

                                    (B) during such time as there is an
                  Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries, other than a transaction or transactions to which the provisions of Section 13(a) apply (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries which is directly or indirectly beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person,

         then, promptly following the occurrence of any such Flip-in Event (whether described in Section 11(a)(ii)(A) or (B)), proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of the number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-in Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of Common Stock on the date of such first occurrence (such number of shares being referred to as the "Adjustment Shares").

                           (iii) In the event that the number of shares of Common Stock that are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, subject to Section 7(e), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares of preferred stock being referred to as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) calendar days following the first occurrence of a Flip-in Event (the date of such Flip-in Event being referred to herein as the "Flip-in Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock or other equity securities could be authorized for issuance upon exercise in full of the Rights, the thirty (30) calendar day period set forth above may be extended to the extent necessary, but not more than ninety
         (90) calendar days after the Flip-in Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, and
         (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall promptly notify the Rights Agent thereof and shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt notice to the Rights Agent) at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Market Price per share of the Common Stock on the Flip-in Trigger Date and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.

                           (iv) If the rules of the national securities exchange, registered as such pursuant to Section 6 of the Exchange Act, or of the national securities association, registered as such pursuant to Section 15A of the Exchange Act, on which the Common Stock is principally traded or quoted would prohibit such exchange or association from listing or continuing to list, or from authorizing for or continuing quotation and/or transaction reporting through an inter-dealer quotation system, the Common Stock or other equity securities of the Company if the Rights were to be exercised for shares of Common Stock in accordance with subparagraph (ii) of this Section 11(a) because such issuance would nullify, restrict or disparately reduce the per share voting rights of holders of Common Stock, the Company shall: (A) determine the Spread, and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) equity securities of the Company, including, without limitation, Common Stock Equivalents, other than securities which would have the effect of nullifying, restricting or disparately reducing the per share voting rights of holders of Common Stock, (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a recognized investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) calendar days following the Flip-in Trigger Date, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, cash having an aggregate value equal to the Spread. To the extent that the Company determines that some action need be taken pursuant to the first sentence of this
         Section 11(a)(iv), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights, but not longer than ninety (90) calendar days after the Flip-in Trigger Date, in order to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall promptly notify the Rights Agent thereof and shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt notice to the Rights Agent) at such time as the suspension is no longer in effect. For purposes of this
         Section 11(a)(iv), the value of the Common Stock shall be the Current Market Price per share of the Common Stock on the Flip-in Trigger Date and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.

                  (b) Purchase Price Adjustment -- Capital Stock. In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("Equivalent Preferred Stock")) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding and conclusive on the Rights Agent and the holders of the Rights for all purposes. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (c) Purchase Price Adjustment -- Cash, Assets, etc. In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

                  (d)   Current Market Price.

                        (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of
(A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                        (ii) For the purpose of any computation hereunder, the Current Market Price per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this
Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the

Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the Current Market Price of one one-thousandth of a share of Preferred Stock shall be equal to the Current Market Price of one share of Preferred Stock divided by 1,000.

                  (e) Purchase Price Adjustment Threshold. Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this
Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

                  (f) Equivalent Adjustments. If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

                  (g) Post-Adjustment Rights Issuances. All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Preferred Stock Anti-Dilution. Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and
Section 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) Adjustment of Number of Rights. The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement and promptly notify the

Rights Agent of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) calendar days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                  (j) Rights Certificates. Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of one one-thousandths of a share which were expressed in the initial Rights Certificates issued hereunder.

                  (k) Adjustment Below Par Value. Before taking any action that would cause an adjustment reducing the Purchase Price below the then par or stated value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which is or may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-thousandths of a share of Preferred Stock at such adjusted Purchase Price.

                  (l) Adjustment Effective as of Future Date; Exercise. In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt notice of any such election to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

                  (m) Tax Adjustments. Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this
Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

          (n) Restriction on Certain Transactions. The Company shall not, at any time after the earlier of the Stock Acquisition Date or the Distribution Date,
(i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), (iii) enter into a statutory share exchange or similar transaction with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or (iv) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (x) at the time of or immediately after such consolidation, merger, statutory share exchange or similar transaction, or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, statutory share exchange or similar transaction, or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of
Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

          (o) Restriction Against Diminishing Benefits of the Rights. The Company covenants and agrees that, after the earlier of the Stock Acquisition Date or the Distribution Date, it will not, except as permitted by Section 23 or
Section 27 take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

          (p) Common Stock Adjustments. Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide or split the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such subdivision, combination or consolidation is effected.

     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts and computations accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate, and (c) mail or cause the Rights Agent to mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with
Section 26 (Notices). The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.

     Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

             (a) Flip-over Event. In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, or enter into a statutory stock exchange or similar transaction with, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o), and the Company shall not be the continuing or surviving corporation of such consolidation, merger or statutory share exchange or similar transaction, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)) shall consolidate with, or merge with or into, or enter into a statutory stock exchange or similar transaction with, the Company, and the Company shall be the continuing or surviving corporation of such consolidation, merger or statutory share exchange or similar transaction and, in connection with such consolidation, merger or statutory share exchange or similar transaction, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o)), then, and in each such case (except as may be contemplated by Section 13(d), (i) proper provision shall be made so that: each holder of a Right, except as provided in Section 7(e) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Flip-over Event (or, if a Flip-in Event has occurred prior to the first occurrence of a Flip-over Event, multiplying the number of such one one-thousandths of a share for which a Right was exercisable immediately prior to the first occurrence of a Flip-in Event by the Purchase Price in effect immediately prior to such first occurrence), and
(B) dividing that product (which, following the first occurrence of a Flip-over Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of the Common Stock of such Principal Party on the date of consummation of such Flip-over Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Flip-over Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Flip-over Event. Notwithstanding anything in this Agreement to the contrary, if a Flip-over Event shall occur prior to the Distribution Date, then (i) the Rights shall survive such Flip-over Event and shall not as a result thereof be cancelled, terminated or otherwise cease to exist and (ii) the Distribution Date shall be deemed to have occurred on the day immediately prior to the date of such Flip-over Event.

             (b) Principal Party. "Principal Party" shall mean

                 (i) in the case of any transaction described in clause (x) or
          (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such consolidation, merger or statutory share exchange or similar transaction, and if no securities are so issued, the Person that is the other party to such consolidation, merger or statutory share exchange or similar transaction, or

               (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which is and has been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the total outstanding Common Stock having the greatest aggregate market value.

           (c) Supplemental Agreement. The Company shall not consummate a Flip-over Event unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this
Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of such Flip-over Event, the Principal Party will

               (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date and take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights and to permit public trading in such securities including, but not limited to, the registration or qualification of such securities under all requisite securities laws or jurisdictions of the various states and the listing of such securities on such exchange and trading markets as may be necessary or appropriate; and

               (ii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive consolidations, mergers or statutory share exchanges or similar transactions or sales or other transfers. In the event that a Flip-over Event shall occur at any time after the occurrence of a Flip-in Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

           (d) Exceptions. Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock which complies with the provisions of Section 11(a)(ii)(A) (or a wholly-owned subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender or exchange offer and (iii) the form of consideration being offered in such transaction is the same as the form of consideration paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

         Section 14. Fractional Rights and Fractional Shares.

                 (a) Fractional Rights. The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in
Section 11(p), or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

                 (b) Fractional Shares of Preferred Stock. The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock which may at the option of the Company, be evidenced by depositary receipts) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). Interests in fractions of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) for the Trading Day immediately prior to the date of such exercise.

                 (c) Fractional Shares of Common Stock. Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) for the Trading Day immediately prior to the date of such exercise.

          (d) Waiver of Fractional Rights and Shares. The holder of a Right by the acceptance of the Right expressly waives his or her right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

     Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under this Agreement, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his or her own behalf and for his or her own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his or her right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

     Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

          (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

          (c) subject to Section 6(a) and Section 7(f), the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be required to be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

     Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18. Concerning the Rights Agent.

          (a) Compensation and Indemnification. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence or bad faith on the part of the Rights Agent (which gross negligence or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement. The costs and expenses incurred in enforcing this right of indemnification and defending against or investigating any claim of liability shall be paid by the Company. The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation or removal of the Rights Agent.

          (b) Reliance. The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Rights Certificate or certificate for the Preferred Stock or Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

     Section 19. Merger or Consolidation or Change of Name of Rights Agent.

          (a) Successor. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the corporate trust or shareholder service business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such

Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          (b) Prior Countersignatures. In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 20. Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) Legal Counsel. The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it and in accordance with such advice or opinion.

          (b) Certification by the Company. Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including without limitation, the identity of an Acquiring Person and the determination of the Current Market Price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

          (c) Liability for Negligence, etc. The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence or bad faith (which gross negligence or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of fees paid by the Company to the Rights Agent.

          (d) Statements of Fact or Recitals. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) Agreement; Adjustments. The Rights Agent shall not have any liability for, nor be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof

(except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature); nor shall it be liable or responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be liable or responsible for any adjustment required under the provisions of Section 11 or Section 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

          (f) Further Assurances. The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) Instructions. The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

          (h) Dealing in Rights. The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

          (i) Agents; Reasonable Care. The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided, however, reasonable care was exercised in the selection and continued employment thereof.

          (j) Expenses; Repayment Assurances. No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it reasonably believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) Exercise of Rights; Consultation with Company. If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) calendar days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) calendar days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any State of the United States, in good standing, which is authorized under such laws to exercise stock transfer powers or shareholder services, is subject to supervision or examination by federal or state authority and has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of the Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this
Section 21, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, in either case outstanding as of the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale;

provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material, adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 23. Redemption and Termination.

          (a) Redemption. The Company may, at its option, at any time prior to the earlier of (i) the Stock Acquisition Date, or (ii) the Final Expiration Date, redeem (the date of such redemption being referred to herein as the "Redemption Date") all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Company may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board.

          (b) Effect of Redemption; Procedure. Immediately upon the action of the Company ordering the redemption of the Rights and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the Redemption Date, the Company shall (i) give notice of such redemption to the Rights Agent, (ii) give public notice of such redemption; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such redemption, and (iii) mail notice of such redemption to the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Amounts payable shall be rounded down to the nearest $0.01.

     Section 24. Exchange.

          (a) Right to Exchange. The Company may, at its option, at any time and from time to time after the first occurrence of a Flip-in Event, exchange all or part of the then outstanding and exercisable Rights (other than Rights which have become null and void as provided in Section 7(e) for the Exchange Number of shares of Common Stock, shares or units of Preferred Stock which the Board has determined to be a Common Stock Equivalent, units of other property or any combination thereof as determined by the Board. Notwithstanding the foregoing, the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary or any entity holding shares of Common Stock for or pursuant to any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding. The exchange of the Rights by the Company may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

          (b) Effect of Exchange; Procedure. Immediately upon the action of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock, Common Stock Equivalents or units of other property equal to the number of such Rights held by such holder multiplied by the Exchange Number. Promptly after the action of the Company ordering the exchange of the Rights, the Company shall (i) file evidence of such action with the Rights Agent, (ii) give public notice of such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange, and (iii) mail notice of such exchange to the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void as provided in Section 7(e) held by each holder of Rights.

          (c)    Common Stock Equivalents. In any exchange pursuant to this
Section 24, the Company, at its option, may substitute Common Stock Equivalents for Common Stock exchangeable for Rights, at the initial rate of one share of Common Stock Equivalent for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Common Stock pursuant to the Company's Certificate of Incorporation, so that the share of Common Stock Equivalent delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

          (d) Insufficient Common Stock. In the event that the number of shares of Common Stock which are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit any exchange of Rights in accordance with this Section 24, the Company may, at its option, take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon such exchange.

          (e) Fractional Shares. Upon the action of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24, the Company shall not be required to issue fractions of shares or to distribute certificates which evidence fractional shares. In lieu of such fractional shares, the Company may pay to the registered holders of the Rights Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 24, the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24, and the value of any Common Stock Equivalent shall be deemed to have the same current market value as the Common Stock on such date.

     Section 25. Notice of Certain Events.

          (a) Preferred Stock Transactions, etc. In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company);
(ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock); (iv) to effect any consolidation with, merger into or with, or statutory share exchange or similar transaction with, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)); (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the shares of Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the shares of Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible, and to the Rights Agent, in accordance with
Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, statutory share exchange or similar transaction, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) calendar days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

          (b)    Other Transactions. In case any of the events set forth in
Section 11(a)(ii) shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible, and to the Rights Agent, in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii), and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

     Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by telecopier (with receipt confirmed) or by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                 CellStar Corporation
                 1730 Briercroft Court
                 Carrollton, Texas 75006
                 Attention: President
                 Telecopier: (972) 466-0288

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by telecopier (with receipt confirmed) or by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                 Mellon Investor Services LLC
                 600 N Pearl, Ste 1010
                 Dallas, TX 75201
                 Attention: Relationship Manager
                 Telecopier: (214) 922-4477

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 27. Supplements and Amendments. For so long as the Rights are redeemable, and subject to the penultimate sentence of this Section 27, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock or, on and after the Distribution Date, any holders of Rights Certificates. At any time when the Rights are no longer redeemable, and subject to the penultimate sentence of this
Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates; provided, however, that no such supplement or amendment may (i) adversely affect the interests of the holders of Rights Certificates, or, prior to the Distribution Date, the holders of Common Stock (other than an Acquiring Person or an Affiliate or Associate of any such Person), (ii) cause this Agreement again to become amendable other than in accordance with this sentence, or (iii) cause the Rights again to become redeemable. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27 and, provided such supplement or amendment does not change or increase the Rights Agent's rights, duties, liabilities, obligations or immunities hereunder, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price, or the number of one one-thousandths of a share of Preferred Stock for which a right is exercisable; provided, however, that at any time prior to (i) the Stock Acquisition Date or (ii) the date that a tender or exchange offer by any person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, the Board may amend this Agreement to increase the Purchase Price or extend the Final Expiration Date. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

     Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights. The Rights Agent is entitled always to assume the Board acted in good faith and shall be fully protected and incur no liability in reliance thereon.

     Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates

(and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

     Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board.

     Section 32. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

     Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                                    * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                     CELLSTAR CORPORATION


                                     By:   _____________________________________
                                           Name:  Elaine Flud Rodriguez
                                           Title: Senior Vice President,
                                                  Secretary and General Counsel


                                     MELLON INVESTOR SERVICES LLC,
                                     as Rights Agent

                                     By:   _____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                                                       Exhibit 1

                                 CERTIFICATE OF
                     DESIGNATION, PREFERENCES AND RIGHTS OF
                            SERIES A PREFERRED STOCK

                                       of

                              CELLSTAR CORPORATION

     Pursuant to Section 151 of the General Corporation Law of the State of Delaware

     We, Alan H. Goldfield, Chairman of the Board, and Elaine F. Rodriguez, Secretary, of CellStar Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), in accordance with the provisions of Section 103 of the GCL, DO HEREBY
CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors (the "Board") by the Amended and Restated Certificate of Incorporation of the Corporation, the said Board on December 30, 1996, adopted the following resolutions creating a series of 45,000 shares of Preferred Stock, par value $0.01 per share, designated as Series A Preferred Stock:

     RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of its Amended and Restated Certificate of Incorporation, the Board does hereby create, authorize and provide for the issuance upon the exercise of the Corporation's Preferred Stock Purchase Rights, of a series of Preferred Stock of the Corporation, and does hereby fix and state that the designations, amounts, powers, preferences and relative and other special rights and the qualifications, limitations or restrictions thereof are as follows:

Series A Preferred Stock

     Section 1. Designation and Amount. The shares of such series shall be designated as Series A Preferred Stock and the number of shares constituting such series shall be 45,000.

     Section 2. Dividends and Distributions.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash on the 1st day of March, June, September and December in each year commencing March 1, 1997 (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of the common stock of the Corporation, par value $0.01 per share ("the Common Stock"), or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the

Corporation shall at any time after December 30, 1996 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty (30) days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise provided herein or by law, the holders of the shares of Series A Preferred Stock shall not be entitled to vote as a separate class on any matters submitted to a vote of the stockholders.

          (C)   (i)   If at any time dividends on any Series A Preferred Stock
shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Series A Preferred Stock, voting as a class, shall have the right to elect two (2) Directors to the Board of Directors of the Corporation.

                (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders of the Corporation, and thereafter at annual meetings of stockholders of the Corporation, provided that such voting right shall not be exercised unless the holders of one-third (1/3) in number of shares of Series A Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Series A Preferred Stock of such voting right. At any meeting at which the holders of Series A Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series A Preferred Stock shall have the right to make such increase in the number of Directors constituting the whole Board of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Series A Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors constituting the whole Board of Directors shall not be increased or decreased except by vote of the holders of Series A Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Stock.

                (iii) Unless the holders of Series A Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series A Preferred Stock outstanding may request, the calling of a special meeting of the holders of Series A Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Series A Preferred Stock are entitled to vote pursuant to this subparagraph (C)(iii) shall be given to each holder of record of Series A Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than twenty (20) days and not later than sixty (60) days after such order or request or in default of the calling of such meeting within sixty (60) days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Series A Preferred Stock outstanding. Notwithstanding the provisions of this subparagraph (C)(iii), no such special meeting shall be called during the period within sixty (60) days immediately preceding the date fixed for the next annual meeting of the stockholders of the Corporation.

                (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of the Series A Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of the Series A Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in subparagraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                      (v) Immediately upon the expiration of a default period, (x) the right of the holders of the Series A Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Series A Preferred Stock as a class shall terminate and (z) the number of Directors constituting the whole Board of Directors shall be such number as may be provided for in the Corporation's Amended and Restated Certificate of Incorporation or bylaws irrespective of any increase made pursuant to the provisions of subparagraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Corporation's Amended and Restated Certificate of Incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled as provided in the Corporation's Amended and Restated Certificate of Incorporation.

                  (D) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4.   Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                      (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to, the Series A Preferred Stock;

                      (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                      (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                      (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         Section 6.   Liquidation, Dissolution or Winding Up.

                  (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $250 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) one thousand (1,000) (as appropriately adjusted as set forth in paragraph (C) of this Section to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) immediately above being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                  (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock, securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one thousand (1,000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (ii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. Redemption. The outstanding shares of Series A Preferred Stock may be redeemed at the option of the Board of Directors as a whole, but not in part, at any time, or from to time to time, at a cash price per share equal to one hundred five percent (105%) of (i) the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid, or declared and a sum sufficient for the payment thereof set apart, without interest. The "Average Market Value" is the average of the closing sale prices of the Common Stock during the thirty (30) day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing sale prices with respect to a share of Common Stock during such thirty (30) day period, as quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of the Common Stock as determined by the Board of Directors in good faith.

         Section 9. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         Section 10. Amendment. The Amended and Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

         Section 11. Fractional Shares. At the Corporation's sole discretion, Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                                    * * * * *

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true as of December 30, 1996.


                                  ______________________________________________
                                  Alan H. Goldfield, Chairman of the Board and
                                  Chief Executive Officer

Attest:


_________________________________
Elaine F. Rodriguez, Secretary

                                                                       Exhibit 2

                          [Form of Rights Certificate]

Certificate No. R____             ______ Rights


NOT EXERCISABLE AFTER THE EARLIER OF JANUARY 9, 2007, OR SUCH DATE AS THE RIGHTS REPRESENTED HEREBY ARE REDEEMED BY CELLSTAR CORPORATION (THE "CORPORATION"). THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE FIRST AMENDED AND RESTATED RIGHTS AGREEMENT, DATED AS OF _________________-, 2002, BETWEEN THE CORPORATION AND MELLON INVESTOR SERVICES LLC (FORMERLY KNOWN AS CHASEMELLON SHAREHOLDER SERVICES, L.L.C.), A NEW JERSEY LIMITED LIABILITY COMPANY, AS RIGHTS AGENT (THE "RIGHTS AGREEMENT"). UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF SUCH AGREEMENT.]/1/

                               Rights Certificate
                              CellStar Corporation

         This certifies that __________________________________________________, or its, his or her registered assigns, is the registered owner of the number of rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the First Amended and Restated Rights Agreement, dated as of February 11, 2002 (the "Rights Agreement"), between CellStar Corporation, a Delaware corporation (the "Corporation"), and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), New Jersey limited liability company, as Rights Agent (the "Rights Agent"), to purchase from the Corporation at any time prior to 5:00 P.M. (Dallas, Texas time) on January 9, 2007 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth (1/1,000) of a fully paid, nonassessable share of Series A Preferred Stock (the "Preferred Stock") of the Corporation, at a purchase price of $____ per one one-thousandth (1/1,000) of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of _____________, ______, based on the Preferred Stock as constituted at such date. The Corporation reserves the right to require prior to the

__________________________

  /1/ The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

       Upon the occurrence of a Flip-in Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Associate or Affiliate or any such Person (as such terms are defined in the Rights Agreement), (ii) a transferee of an Acquiring Person or its Associate or Affiliate who becomes a transferee after such Acquiring Person or its Associate or Affiliate becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person or its Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Flip-in Event.

       As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

       This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

       This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights for which this Rights Certificate is not exercised.

       Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Corporation at its option at a redemption price of $0.001 per Right at any time prior to the earlier of (a) the Stock Acquisition Date (as such term is defined in the Rights Agreement) or (b) the Final Expiration Date (as such term is defined in the Rights Agreement) and
(ii) may be exchanged in whole or in part for Preferred Stock, shares of the Corporation's Common Stock, par value $0.01 per share, other property or any combination thereof.

       In addition, the Rights may be exchanged, in whole or in part, for shares of the Common Stock, or shares of common stock equivalents of the Corporation having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors of the Corporation authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

       No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth (1/1,000) of a share of Preferred Stock, which may, at the election of the Corporation, be evidenced by depositary receipts), but a cash payment will be made in lieu thereof, as provided in the Rights Agreement.

       No holder of this Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders of the Corporation at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders of the Corporation (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

       This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


                                    * * * * *

       WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.


Dated as of _________________

ATTEST:                                  CELLSTAR CORPORATION


                                         By: ___________________________________
________________________________
Secretary                                    Title:_____________________________


Countersigned:

RIGHTS AGENT

By:________________________________
   Authorized Signature

                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED,
hereby sells, assigns and transfers unto _______________________________________
________________________________________________________________________________
                  (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Corporation, with full power of substitution.

Dated: ______________________________   ________________________________________
                                        Signature

Signature Guaranteed:

                                   CERTIFICATE

       The undersigned hereby certifies by checking the appropriate boxes that:

       (1) this Rights Certificate [] is [] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and

       (2) after due inquiry and to the best knowledge of the undersigned, it [] did [] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ________________________________ ________________________________________
                                        Signature


Signature Guaranteed:

                                     NOTICE

       The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
                      (To be executed if holder desires to
                       exercise Rights represented by the
                              Rights Certificate.)

To:    CELLSTAR CORPORATION

       The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Corporation or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security or
other identifying number

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

       If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or
other identifying number


________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________

Dated: _____________________________    ________________________________________
                                        Signature

Signature Guaranteed:

                                   CERTIFICATE

       The undersigned hereby certifies by checking the appropriate boxes that:

       (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being acquired or exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and

       (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _____________________________    ________________________________________
                                        Signature

Signature Guaranteed:



                                     NOTICE

       The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit 3

[Letter to Stockholders]

                                January 10, 1997


Dear CellStar Stockholder:

         On December 30, 1996, your Board of Directors adopted a Stockholder Rights Plan designed to prevent a potential acquiror from gaining control of the Company without fairly compensating all of the Company's stockholders.

         The Rights will initially trade with shares of the Company's Common Stock and will have no impact on the way in which the Company's shares are traded. There are no separate certificates or market for the Rights.

         The Rights will not become exercisable and trade separately from the Common Stock until the earlier of (1) ten business days after a public announcement that a person has acquired 15% or more of the Common Stock of the Company or (2) ten business days (or any later date determined by the Company's Board of Directors) after a person makes a tender or exchange offer for 15% or more of the Company's Common Stock.

         Many other public companies have adopted similar plans, indicating widespread agreement that such plans can help Directors deflect coercive and inadequate offers.

         A summary of the terms of the Rights is included with this letter.

                                                       Sincerely,



                                                       Alan H. Goldfield,
                                                       Chairman of the Board and
                                                       Chief Executive Officer

                          SUMMARY OF RIGHTS TO PURCHASE
                                 PREFERRED STOCK

         On December 30, 1996, the Board of Directors of CellStar Corporation (the "Company") declared a dividend distribution of one Right for each outstanding share of the Company's common stock, $0.01 par value (the "Common Stock"), to stockholders of record at the close of business on January 9, 1997. Each Right entitles the registered holder to purchase from the Company one one-thousandth (1/1,000) of a share of Series A Preferred Stock, par value $10.00 per share (the "Preferred Stock"), at a Purchase Price of $80.00 per one one-thousandth (1/1,000) of a share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

         Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock upon the earlier of (i) ten (10) business days following a public announcement that a person (other than Alan H. Goldfield, the Company's founder, Chairman of the Board and Chief Executive Officer) or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of fifteen percent (15%) or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) ten (10) business days (or such later date as the Board of Directors shall determine) following the commencement of a tender or exchange offer that would result in a person or group beneficially owning fifteen percent (15%) or more of such outstanding shares of Common Stock. The date the Rights separate is referred to as the "Distribution Date."

         Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after December 30, 1996 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on January 9, 2007, unless earlier redeemed by the Company as described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates will represent the Rights. Except in connection with shares of Common Stock issued or sold pursuant to the exercise of stock options under any employee plan or arrangements, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, or as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

         In the event that (i) the Company is the surviving corporation in a merger or other business combination with an Acquiring Person (or any associate or affiliate thereof) and its Common Stock remains outstanding and unchanged,
(ii) any person shall acquire beneficial ownership of more than fifteen percent (15%) of the outstanding shares of Common Stock (except pursuant to (A) certain consolidations or mergers involving the Company or sales or transfers of the combined assets, cash flow or earning power of the Company and its subsidiaries or (B) an offer for all outstanding shares of Common Stock at a price and upon terms and conditions which a majority of the Disinterested Directors (as defined below) determines to be in the best interests of the Company and its stockholders), or (iii) there occurs a reclassification of securities, a recapitalization of the Company or any of certain business combinations or other transactions (other than certain consolidations and mergers involving the Company and sales or transfers of the combined assets, cash flow or earning power of the Company and its subsidiaries) involving the Company or any of its subsidiaries which has the effect of increasing by more than one percent (1%) the proportionate share of any class of the outstanding equity securities of the Company or any of its subsidiaries beneficially owned by an Acquiring Person (or any associate or affiliate thereof), each holder of a Right (other than the Acquiring Person and certain related parties) will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. However, Rights are not exercisable following the occurrence of either of the events described above until such time as the Rights are no longer redeemable by the Company as described below. Notwithstanding any of the foregoing, following the occurrence of any of the events described in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

         For example, at a Purchase Price of $80 per Right, each Right not owned by an Acquiring Person (or by certain related parties or transferees) following an event set forth in the preceding paragraph would entitled its holder to purchase $160 worth of Common Stock (or other consideration, as noted above) for $80. Assuming that the Common Stock had a per share market price of $40 at such time, the holder of each valid Right would be entitled to purchase four shares of Common Stock for $80.

         In the event that, at any time following the Stock Acquisition Date,
(i) the Company shall enter into a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company is the surviving corporation in a consolidation, merger or similar transaction pursuant to which all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property or (iii) more than 50% of the combined assets, cash flow or earning power of the Company and its subsidiaries is sold or transferred (in each case other than certain consolidations with, mergers with and into, or sales of assets, cash flow or earning power by or to subsidiaries of the Company as specified in the Rights Agreement), each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right. The events described in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

         The Purchase Price payable, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights, options or warrants to subscribe for Preferred Stock or securities convertible into Preferred Stock at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash (excluding regular quarterly cash dividends), assets (other than dividends payable in Preferred Stock) or subscription rights or warrants (other than those referred to in (ii) immediately above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent (1%) of the Purchase Price. No fractional shares of Preferred Stock are required to be issued (other than fractions which are integral multiples of one one-thousandth (1/1,000) of a share of Preferred Stock) and, in lieu thereof, the Company may make an adjustment in cash based on the market price of the Preferred Stock on the trading date immediately prior to the date of exercise.

         At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding shares of Common Stock, the Board of Directors of the Company may, without payment of the Purchase Price by the holder, exchange the Rights

(other than Rights owned by such person or group, which will become null and void), in whole or in part, for shares of Common Stock at an exchange ratio of one-half (1/2) the number of shares of Common Stock (or in certain circumstances Preferred Stock) for which a Right is exercisable immediately prior to the time of the Company's decision to exchange the Rights (subject to adjustment).

         At any time until ten (10) business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, shares of Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

         The term "Disinterested Director" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Disinterested Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of an acquiring company as set forth above or in the event that the Rights are redeemed.

         Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date; provided, that any amendments after the Stock Acquisition Date must be approved by a majority of the Disinterested Directors. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, inconsistency or defect, to make changes which do not adversely affect the interest of holders of Rights (excluding the interest of any Acquiring Person) or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable; and, provided, that any amendments after the Stock Acquisition Date must be approved by a majority of the Disinterested Directors.

                  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A filed on January 3, 1997. A copy of the Rights Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

                                                                      Exhibit 4

[Press Release]
FOR IMMEDIATE RELEASE                            Media Contact:
December 30, 1996                                Krita Grossman: (212) 484-7760
                                                 Investor Contact:
                                                 Richard Gozia:  (972) 466-5018


                     CELLSTAR ADOPTS STOCKHOLDER RIGHTS PLAN


CARROLLTON, Texas, December 30, 1996 CellStar Corporation [Nasdaq: CLST] (the "Company") today announced that its Board of Directors has adopted a Stockholder Rights Plan (the "Plan").

The Plan is designed to protect the Company from unfair or coercive takeover attempts and to prevent a potential acquirer from gaining control of the Company without fairly compensating all of the Company's stockholders.

The Plan creates a dividend of one right for each outstanding share of the Company's Common Stock. The rights are represented by and traded with the Company's Common Stock. There are no separate certificates or market for the rights.

The rights do not become exercisable or trade separately from the Common Stock unless one or both of the following conditions are met: a public announcement that a person has acquired 15% or more of the Common Stock of the Company, or a tender or exchange offer is made for 15% or more of the Common Stock of the Company.

Should either of the aforementioned conditions be met and the rights become exercisable, each right will entitle the holder thereof to buy 1/1,000th of a share of the Company's Series A Preferred Stock at an exercise price of $80.00. Each share of the Series A Preferred Stock will essentially be the economic equivalent of one share of Common Stock.

Under certain circumstances the rights entitle the holders to buy the Company's stock at a 50% discount. In the event that (1) the Company is the surviving corporation in a merger or other business combination with an entity that owns 15% or more of the Company's outstanding stock; (2) any person shall acquire beneficial ownership of 15% of the Company's outstanding stock; or (3) there is any type of recapitalization of the Company that results in an increase by more than 1% the proportionate share of equity securities of the Company owned by a person who owns 15% or more of the Company's outstanding stock, each right holder will have the option to buy for the purchase price Common Stock of the Company having a value equal to two times the purchase price of the right.

Under certain circumstances the rights entitle the holders to buy shares of the acquirer's Common Stock at a 50% discount. In the event that, at any time after a person has acquired 15% or more of the Company's Common Stock, (1) the Company enters into a merger or other business combination transaction in which the Company is not the surviving corporation; (2) the Company is the surviving corporation in a transaction in which all or part of the Common Stock is exchanged for cash, property or securities of any other person; or (3) more than 50% of the assets, cash flow or earning power of the Company is sold, each right holder will have the option to buy for the purchase price stock of the acquiring company having a value equal to two times the purchase price of the right. The rights may be redeemed by the Company for $0.001 per right at any time until 10 business days following the first public announcement of the acquisition of beneficial ownership of 15% of the Company's Common Stock.

The distribution of the rights will be made to stockholders of record as of January 9, 1997. A copy of the Stockholder Rights Plan containing all the provisions of the new rights will be filed with the Securities and Exchange Commission by January 3, 1997. The Company's Plan is similar to those adopted by many other companies.

CellStar Corporation is an integrated wholesale distributor and retailer of cellular telephones and related products, with operations in the United States, the United Kingdom, Mexico, South America, Hong Kong, China, Singapore, Malaysia, Taiwan and the Philippines. The Company wholesales a diverse line of cellular products to cellular carriers, distributors, agents, mass merchandisers and automotive dealers and retails such products to end users through approximately 15 stand-alone retail sales locations and 21 Communications Centers located in Sam's Clubs. The Company is the largest independent non-carrier distributor of Motorola, Nokia, NEC and Ericsson cellular telephones and accessories throughout the world.

                                       ###